EXHIBIT (a)(1)(ii)

                           PHILLIPS PETROLEUM COMPANY

                             LETTER OF TRANSMITTAL
               TO TENDER ELIGIBLE AWARDS FOR EXCHANGE BY PHILLIPS
              PETROLEUM COMPANY PURSUANT TO THE OFFER TO EXCHANGE
                            DATED DECEMBER 17, 2001

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   THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT CENTRAL TIME ON JANUARY 15, 2002,
          UNLESS EXTENDED BY THE COMPANY. TENDERS MAY BE WITHDRAWN AT
                  ANY TIME BEFORE THE EXPIRATION OF THE OFFER.
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

DELIVER THIS LETTER OF TRANSMITTAL BY MAIL,     FOR INFORMATION REGARDING THE OFFER, PLEASE
FAX, OVERNIGHT OR HAND DELIVERY TO:             CALL:

PHILLIPS PETROLEUM COMPANY                      KENT MORRIS: (918) 661-7345 OR
524 PHILLIPS BUILDING                           SCOTT NICKEL: (918) 661-9939
BARTLESVILLE, OKLAHOMA 74004
ATTENTION: MANAGER, COMPENSATION AND
           BENEFITS
FACSIMILE NUMBER: (918) 662-5133 OR
                     (918) 662-5195

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THE ADDRESS OR FACSIMILE NUMBER LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

HOLDERS OF ELIGIBLE AWARDS SHOULD READ CAREFULLY THE OFFER TO EXCHANGE AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL BEFORE YOU COMPLETE THIS LETTER OF TRANSMITTAL.

     By signing this Letter of Transmittal, you hereby acknowledge that you have received and reviewed the Offer to Exchange Eligible Shares of Restricted Stock and Eligible LTIP Awards issued under the Omnibus Plan, the 1990 Stock Plan, the ICP and the 1986 Stock Plan and the Eligible Shares of Restricted Stock issued under the Director Stock Plan for Restricted Stock Units and New LTIP Awards issued under the Omnibus Plans and the Director Stock Plan. If you are an Eligible Participant and you tender your Eligible Awards, in consideration the Company will grant you Restricted Stock Units and/or New LTIP Awards, as applicable, under which payment may be deferred beyond the "change of control" date that would occur if and when the stockholders of the Company vote to adopt the Merger Agreement.

     If you decide to tender your Eligible Awards, it will constitute a binding agreement between you and the Company, subject to the terms and conditions set forth in the Offer to Exchange. In order to properly complete this Letter of Transmittal, you must sign this Letter of Transmittal and submit it to the Company. By signing below, you will have tendered all of your Eligible Awards, or any portion thereof, for exchange on the terms and conditions described in the Offer to Exchange. You should read the detailed instructions below before completing this Letter of Transmittal.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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                             LETTER OF TRANSMITTAL

TO: PHILLIPS PETROLEUM COMPANY
    524 PHILLIPS BUILDING
    BARTLESVILLE, OKLAHOMA 74004
    ATTENTION: MANAGER, COMPENSATION AND BENEFITS

FROM: NAME OF EMPLOYEE AS IT APPEARS ON THE ELIGIBLE AWARD

Ladies and Gentlemen:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange, I, the undersigned, hereby tender to the Company the Eligible Awards indicated on the schedule(s) attached. If the Company accepts my tender, I understand that in consideration of my tender of Eligible Awards, the Company will grant me the Restricted Stock Units and/or New LTIP Awards, as applicable, according to the terms of the Offer to Exchange. I acknowledge receipt of the Offer to Exchange dated December 17, 2001 and this Letter of Transmittal and the instructions hereto.

     Upon the terms of the Offer and upon acceptance by the Company for exchange of the Eligible Awards that I am tendering by this Letter of Transmittal, I hereby sell, assign and transfer to the Company, or upon the order of the Company, all right, title and interest in and to all the Eligible Awards that are being tendered by this Letter of Transmittal and irrevocably constitute and appoint the Company as my true and lawful agent and attorney-in-fact, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of my rights with respect to my Eligible Awards, (a) to transfer ownership of my Eligible Awards on the stock transfer books of the Company together, in any such case, with all accompanying evidences of transfer and authenticity, and (b) to receive all benefits and otherwise exercise all rights of beneficial ownership of my Eligible Awards, all in accordance with the terms of the Offer.

     I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the tendered Eligible Awards, and, when the same are accepted for exchange by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim. I will, upon request, execute any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Eligible Awards.

     I acknowledge that the Company has advised me to consult with my own tax, financial, legal and other advisors as to the consequences of participating or not participating in the Offer. Furthermore, I understand that the valid tender of Eligible Awards according to the procedures described in the Offer to Exchange and in the Instructions to this Letter of Transmittal will constitute a binding agreement between me and the Company upon the terms and subject to the conditions of the Offer. I understand that the Expiration Date is January 15, 2002. I understand that I may withdraw the tender of my Eligible Awards at any time before the Expiration Date, after which time tenders of Eligible Awards will become irrevocable except as described in the Offer to Exchange.

     All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding upon my successors, assigns, heirs, executors, administrators and legal representatives, and shall not be affected by, and shall survive, my death or incapacity. Except in accordance with the terms and conditions set forth in the Offer to Exchange, this tender is irrevocable.

     I understand that the Offer is not being made to (nor will any tenders be accepted from or on behalf of) persons who are not Eligible Participants. I also understand that the Offer is not being made to (nor will any tenders be accepted from or on behalf of) Eligible Participants in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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     By signing below, I hereby represent that I am an Eligible Participant.

     Print below the name of the registered holder exactly as it has been reflected on this Letter of Transmittal.

Signature:
          ----------------------------------------------------------------------
                                          (SIGN HERE)

Please Print Name:
                    ------------------------------------------------------------
                                            (PLEASE PRINT)

Address:
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                               (INCLUDE ZIP CODE)

Dated: -----------------------, 2001

     Must be signed by holder as name appears on the "From" line on the first page of this Letter of Transmittal. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please indicate the capacity in which you have signed:

     Capacity (full title):
                           ----------------------------------------------------

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EMPLOYEES: PLEASE USE THIS FORM TO TENDER ELIGIBLE SHARES OF RESTRICTED STOCK

     I hereby tender the following Eligible Shares of Restricted Stock:

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
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             ORIGINAL                                           SHARES              NUMBER OF             FUTURE
            ISSUE DATE                     SOURCE              AVAILABLE         SHARES TENDERED       FICA DUE?(1)
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
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(1) The value of the shares that you tender will be taxed for FICA (Social
    Security) purposes at "Change of Control" if "Yes" is indicated in this column. You will be notified of the amount due and may send a check or elect to have the amount withheld from future paychecks.

    Shares that you do not elect to tender will be issued to you upon "Change of Control" and will be taxed at that time for Federal, State and Local tax purposes. FICA taxes will also apply if "Yes" is indicated in this column.

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EMPLOYEES: PLEASE USE THIS FORM TO TENDER ELIGIBLE LTIP AWARDS

     I hereby tender the following Eligible LTIP Awards:

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                                                                                                 NUMBER OF LTIP
                PERFORMANCE PERIOD                         SOURCE          SHARES AVAILABLE      SHARES TENDERED
------------------------------------------------------------------------------------------------------------------
 Jan. 1, 1999 -- December 31, 2001                   LTIP VII

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 Jan. 1, 2000 -- December 31, 2002                   LTIP VIII

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 Jan. 1, 2001 -- December 31, 2003                   LTIP IX

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

Note: The value of any New LTIP Awards you receive in exchange for Eligible LTIP Awards that you elect to tender will be taxed for FICA (Social Security) purposes at "Change of Control" (as defined in the Offer to Exchange). You will be notified of the amount due and may send a check or elect to have the amount withheld from future paychecks.

       The Eligible LTIP Awards that you do not elect to tender for New LTIP Awards will be paid in cash upon "Change of Control" and will be fully taxed at that time, including applicable Federal, State, FICA taxes.

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NON-EMPLOYEE DIRECTORS: PLEASE USE THIS FORM TO TENDER ELIGIBLE SHARES OF
RESTRICTED STOCK

     I hereby tender the following tender Eligible Shares of Restricted Stock:

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
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                      SHARES                                         NUMBER OF SHARES
                     AVAILABLE                                           TENDERED

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                                       -5-

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                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     (a) Delivery of Letter of Transmittal. To validly tender Eligible Awards pursuant to the Offer, a Letter of Transmittal, properly completed and duly executed, must be received by the Company at its address set forth in this Letter of Transmittal before the expiration date.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE LETTER OF TRANSMITTAL, IS AT YOUR ELECTION AND RISK. IF YOU DELIVER BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE THE MATERIALS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     (b)  Signatures on Letter of Transmittal, Stock Powers and
Endorsements. If this Letter of Transmittal is signed by the holder of the Eligible Awards tendered hereby, the signature must correspond with the name as it appears on the Eligible Awards without any change whatsoever.

     (c) Waiver of Conditions. The Company reserves the absolute right in its sole discretion to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Eligible Awards tendered.

     (d) Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Exchange or this Letter of Transmittal may be directed to Kent Morris at (918) 661-7345 or Scott Nickel at
(918) 661-9939.

           IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
             PHILLIPS PETROLEUM COMPANY BEFORE THE EXPIRATION DATE.


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